Exhibit 21
Subsidiaries
(as of January 1, 2014)
Name	State or Country of Organization
Advanced Composite Components Limited	UK
Advanced Composite Materials Limited	UK
Advanced Composites Group Holdings Limited	UK
Advanced Composites Group Investments Limited	UK
Advanced Composites Group SA (Proprietary) Ltd.	South Africa
Advanced Composites Limited	UK
Advanced Composites Master Materials Limited	UK
Avondale Ammonia Company	Delaware
C.I.I. Luxembourg, S.a.r.l	Grand-Duchy of Luxembourg
Carteret Development LLC	Delaware
Compstock Electronics Limited	UK
Cyquim de Colombia S.A.	Delaware
Cytec Acrylic Fibers Inc.	Delaware
Cytec Aerospace Far East Corp.	Delaware
Cytec Aerospace Materials (CA) Inc.	California
Cytec Ammonia Inc.	Delaware
Cytec Asia/Pacific Holding Pty Limited	Australia
Cytec Australia Holdings Pty Limited	Australia
Cytec Australia Limited	Delaware
Cytec Belgium BVBA	Belgium
Cytec Brewster Phosphates Inc.	Delaware
Cytec Canada Inc.	Ontario
Cytec Carbon Fibers LLC	Delaware
Cytec Chile Limitada	Chile
Cytec Comércio de Materiais Compostos e Produtos Químicos do Brasil Ltda	Brasil
Cytec de Argentina S.A.	Delaware
Cytec de Mexico S.A. de C.V.	Mexico
Cytec de Puerto Rico, Inc.	Puerto Rico
Cytec Engineered Materials (Shanghai) Co. Ltd.	China
Cytec Engineered Materials GmbH	Germany
Cytec Engineered Materials Inc.	Delaware
Cytec Engineered Materials Limited	England
Cytec Global Holdings Inc.	Delaware
Cytec India Specialty Chemicals & Materials Pvt Ltd.	India
Cytec Industrial Materials (Berlin) GmbH	Germany
Cytec Industrial Materials (Derby) Limited	UK
Cytec Industrial Materials (Manchester) Limited	UK
Cytec Industrial Materials (OK) Inc.	Oklahoma
Cytec Industries (Shanghai) Company Limited	China
Cytec Industries B.V.	Netherlands
Cytec Industries Europe C.V.	Netherlands
Cytec Industries France S.A.R.L.	France
Cytec Industries Italia S.r.l.	Italy
Cytec Industries Japan LLC	Japan
Cytec Industries Pte. Ltd.	Singapore
Cytec Industries UK Limited	England

Cytec Jamaica Limited	Jamaica
Cytec Japan Limited	Delaware
Cytec Korea Inc.	Delaware
Cytec Latvia SIA	Latvia
Cytec Luxembourg International Holdings Sarl	Grand-Duchy of Luxembourg
Cytec Melamine Inc.	New Jersey
Cytec Methanol Inc.	Delaware
Cytec Netherlands Holding B.V.	Netherlands
Cytec Olean Inc.	Delaware
Cytec Overseas Corp.	Delaware
Cytec Peru S.A.C	Peru
Cytec Plastics LLC	Delaware
Cytec Process Materials (CA) Inc.	Delaware
Cytec Process Materials (Keighley)Limited	UK
Cytec Process Materials (Mondovi) Srl	Italy
Cytec Process Materials (Toulouse) Sarl	France
Cytec Realty Corp.	Delaware
Cytec Russia OOO	Russia
Cytec Specialty Chemicals (Thailand) Ltd	Thailand
Cytec Taiwan Corp.	Delaware
Cytec Technology Corp.	Delaware
Cytec UK Holdings Limited	England
Cytec-Med-Lab Limited	UK
D Aircraft Products, Inc.	California
G.W. Stewart Holdings Limited	UK
Garret Mountain Insurance Company	Vermont
GSC Products, Inc.	Delaware
Hungerford Electrical Limited	UK
IMC Mining Chemicals LLC	Delaware
Mandla Services SPRL	D.R.C.
Med-Lab International Limited	UK
Netherlands (Cytec) GP Inc.	Delaware
Piney River Recovery Corp.	Delaware
PT Cytec Indonesia	Indonesia
Umeco American Holdings Inc.	Delaware
Umeco Americas Limited	UK
Umeco Components Limited	UK
Umeco Composites Limited	UK
Umeco Holdings Inc.	Delaware
Umeco International Holdings Limited	UK
Umeco International Inc.	California
Umeco Limited	UK
Umeco November Limited	UK
Umeco Overseas Holdings Limited	UK
Umeco Properties Limited	UK
Umeco Trustees Limited	UK
University Coachwork Limited	UK
University Motors (Newbury) Limited	UK
University Motors Limited	UK
Wesupply Aerospace Limited	UK